UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/17/2012

Dynavax Technologies Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
(Address of principal executive offices, including zip code)

(510) 848-5100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 17, 2012, Dynavax Technologies Corporation (the "Company") entered into a Lease Agreement (the "New Lease") with 2929 Seventh Street, L.L.C (the "Landlord") for new office space located at 2919 Seventh Street, Berkeley, California. The New Lease covers the rental of approximately 14,461 square feet of additional space for a term of five (5) years commencing on the date the Landlord work is substantially complete, which is expected to be June 1, 2013.

Also on December 17, 2012, the Company entered into a fourth amendment to the Original Lease (as defined below) (the "Fourth Amendment") with respect to the Company's current office and laboratory space located at 2929 Seventh Street, Berkeley, California (the "Berkeley Space"). The initial lease for the Berkeley Space became effective on January 7, 2004 (the "Original Lease") and was subsequently amended by the First Amendment to Lease, dated May 21, 2004, the Second Amendment to the Lease, dated October 12, 2010, and the Third Amendment to Lease, dated April 1, 2011.The Fourth Amendment extends the term of the Original Lease, as amended, by eight (8) months and shall expire upon the expiration of the New Lease, but no later than June 30, 2018.

The foregoing description of the terms of the New Lease and the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the New Lease and the Fourth Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation

Date: December 19, 2012	By:	/s/ Michael Ostrach
Michael Ostrach
Vice President